UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 25, 2009

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151960	26-0429687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11200 Westheimer, Suite 900 Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

713-243-8788
Registrant’s telephone number, including area code:

_______________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SAVOY ENERGY CORPORATION

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2009, the Board of Directors of the Company appointed Mr. William F. Howell to the Board of Directors.   Mr. Howell will fill this position until our next regularly scheduled shareholder meeting at which time he may stand for re-election by the shareholders who are permitted to vote in that election.

Mr. Howell’s oil and gas experience spans 47 years, both onshore and offshore.  Mr. Howell has worked as a geologist domestically in Oklahoma, Texas and the Gulf of Mexico and internationally in Libya.

Mr. Howell received a BS degree in Geology from the University of Oklahoma in 1954.  His previous experience includes 13 years (1955 – 1968) as an exploration geologist at Continental Oil Company followed by 6 years (1968 – 1974) as Gulf Coast Exploration Manager for Mesa Petroleum.   Mr. Howell originated prospects and organized a bidding group for participation in the Gulf of Mexico Shelf Exploration when he founded Paragon Petroleum, Inc. in 1978.  Roberts Oil and Gas benefited from his services from 1981 to 1988 when he served as an Exploration Vice President.  Mr. Howell also served on the Board of Directors of Roberts Oil and Gas, Inc., but no longer holds that position.   From 1989 to June 2000, he served as a Senior Exploration Advisor to Hardy Oil & Gas and participated in the transition of Hardy to the new company, Mariner Energy, Inc. which is primarily active in the Gulf Coast.  Since 2000, Mr. Howell continues to serve as the President of Paragon Petroleum, Inc.

On June 25, 2009 the Board of Directors of the Company appointed Mr. Raymond A. Crabbe to the Board of Directors.  Mr. Crabbe will fill this position until our next regularly scheduled shareholder meeting at which time he may stand for re-election by the shareholders who are permitted to vote in that election.

Mr. Crabbe has had a thirty-five year career with extensive knowledge and experience in oil and gas.  This experience includes pipeline, chemical, petrochemical, refining and offshore.  Mr. Crabbe has both domestic and international expertise in oil and gas gathering, pipeline, storage, transmission and loading facilities.  His domestic experience covers all fifty of the United States and his international experience includes South America, Russia, Asia, Middle East, Indonesia, Canada, Africa and the Virgin Islands.    In the past five years, Mr. Crabbe has been employed by Chevron (2005 – 2006); STV Inc. in 2007; and Mustang Engineering from 2007 to present.  Mr. Crabbe has never served on the board of a publicly traded company.

Mr. Crabbe received an AS, in Engineering Technology from San Jacinto College in 1970, a BS in Engineering Technology from the University of Maryland in 1973, a BS in Construction Management from Almeda University in 2000 and an MBA in Management from Almeda University in 2003.

On June 25, 2009 the Board of Directors of the Company appointed Mr. Charles J. Jacobus to the Board of Directors.  Mr. Jacobus will fill this position until our next regularly scheduled shareholder meeting at which time he may stand for re-election by the shareholders who are permitted to vote in that election.

Mr. Jacobus has been an accomplished real estate attorney and publisher since 1973.  He has a sole practice law office and maintains affiliations with many real estate associations as they pertain to commercial and residential real estate law in the State of Texas.  Mr. Jacobus has published numerous books focused on Georgia, Ohio and Texas Real Estate Law, co-authoring many of them.  Mr. Jacobus holds a State Bar of Texas license as well as a Texas Real Estate Broker license.  He has never served on the board of a publicly traded company.

Mr. Jacobus received a Bachelor of Science from the University of Houston, Doctor of Jurisprudence from the University of Houston and has AV Rating from Martindale-Hubbell.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2009	Savoy Energy Corporation

By: /s/ Arthur B. Bertagnolli
Arthur B. Bertagnolli
Chief Executive Officer / President